UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2022

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38411	82-2296593
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 658-1450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.1 per share	RFL	New York Stock Exchange

Item 1.01   Entry into a Material Definitive Agreement.

As previously disclosed on a Current Report on Form 8-K filed by Rafael Holdings, Inc. (the “Company”), on February 18, 2022, Broad Atlantic Associates LLC (the “Seller”), a subsidiary of the Company, entered into a Contract of Sale with 520 Broad Street Propco LLC (the “Purchaser”) for the sale of the building owned by the Seller located at 520 Broad Street in Newark, New Jersey and an associated 800-car public garage (the “Property”) for a purchase price of $49.4 million (the “Contract of Sale”).  The Property serves as the Company’s headquarters and has several other tenants.

The Purchaser had previously deposited $2.5 million into escrow and its right to terminate the Contract of Sale without forfeiting the entire deposit expired on May 3, 2022.

The closing of the sale was scheduled to take place no later than July 5, 2022, however, as permitted by the Contract of Sale, the Purchaser extended the closing date until August 1, 2022 and deposited an additional $750,000 into escrow and assumed certain obligations of the Seller.

Pursuant to an amendment to the Contract of Sale, dated July 29, 2022, the closing of the sale has been further extended to August 18, 2022, Purchaser has deposited a non-refundable extension fee in the amount of $100,000 with the Seller and Purchaser has deposited an additional $1,750,000 into escrow for a total of $5 million currently held in escrow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAFAEL HOLDINGS, INC.

By:	/s/ William Conkling
	Name:	William Conkling
	Title:	Chief Executive Officer

Dated: August 1, 2022

2